Filed Pursuant to Rule 424(b)(3)
1933 Act No. 333-255535
Prospectus supplement dated November 1, 2021
to the following prospectus(es):
Nationwide Defined Protection® Annuity prospectus dated April 30, 2021
This supplement updates certain information contained in your prospectus. Please read it and keep it with your prospectus for future reference.
The following disclosure changes are made to the prospectus:
Effective August 24, 2021, the name of the "Bloomberg Barclays U.S. Corporate Index" was changed to "Bloomberg U.S. Corporate Index."
Accordingly, all references in the prospectus to "Bloomberg Barclays U.S. Corporate Index" are now "Bloomberg U.S. Corporate Index."
PROS-0622